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                                                                      EXHIBIT 99
                       TELKONET SENDS SHAREHOLDERS' LETTER
       __________________________________________________________________

CONTACTS:
   Telkonet, Inc.         Investors Stock Daily, Inc.          CEOcast, Inc.
Stephen Sadle, Sr. V.P.        Jody Janson                        Ken Sgro
  410-897-5900                 585-232-5440                     212-732-4300
 ssadle@telkonet.com        jody@istockdaily.com             kensgro@ceocast.com
 -------------------        --------------------             -------------------

GERMANTOWN, MD, MAY 19, 2004, TELKONET, INC. (AMEX: TKO), THE LEADER IN COMMERCIAL POWERLINE COMMUNICATIONS (PLC) AND THE COMPANY BRIDGING THE "OUTLET TO THE INTERNET," announced the Company's shareholders' letter was sent out today.

ABOUT TELKONET
The Telkonet PlugPlus(TM) family of networking and internetworking products offers a viable and cost-effective alternative to the challenges of hardwired and wireless local area networks (LANs) due to the fact that Telkonet products provide connectivity over existing electrical wiring and do not require the costly installation of additional wiring or major disruption of business activity. Telkonet PlugPlus products are designed for use in commercial and residential applications, including multidwelling units and the hospitality and government markets where the Telkonet system can, in many cases, be implemented more quickly and less expensively than adding dedicated wiring or installing a wireless system. For more information, visit www.telkonet.com.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company's financial results, can be found in the Company's Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission
(SEC).

================================================================================

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May 19, 2004

Dear Shareholders:

         Telkonet continues to implement its key strategies in our primary vertical markets: the HOSPITALITY, MULTIDWELLING (MDU) AND GOVERNMENT markets. In addition, we are moving forward with our INTERNATIONAL marketing plans.

         In the HOSPITALITY market, we are adding new installs across the United States. Our new pricing model, based on a monthly service subscription agreement and designed to generate long term recurring revenue, is being favorably received, as evidenced at the American Asian Hotel Owners Association (AAHOA) and the Choice Hotels International, 50th Annual Convention. We recently identified and appointed a Vice President of Hospitality Sales Business Unit, who has extensive experience in the hospitality market. We are also hiring additional sales staff to further penetrate this market segment.

         We are moving ahead with our marketing strategy with Hughes Network Systems, Inc. (HNS), the world's leading provider of broadband satellite services. Under the recently signed co-marketing agreement, both Telkonet and HNS can offer a total Internet solution throughout hotels and multi-unit buildings utilizing HNS' DIRECWAY broadband Internet access service and Telkonet's PlugPlus(TM) system. The agreement also gives us access to HNS' extensive VAR network to sell the combined broadband Internet solution.

         Telkonet is making significant headway in the MDU market. The pipeline of MDU contract opportunities continues to grow, with 35 contracts in the final stage of negotiations representing over 10,000 apartment units throughout the U.S., reflecting broad market acceptance of the MDU pricing model. Working with our Internet Service Provider (ISP) partners, we have installed our PlugPlus powerline technology solution in garden apartment communities in Florida and Louisiana. In addition, in association with a wireless ISP (WISP) partner, we have entered into a contract to provide the first hybrid wireless/ powerline solution at a Virginia apartment complex. This hybrid approach means that we can now easily implement our PlugPlus system in multiple buildings even if they are not physically connected to each other with coax cabling, further expanding our MDU market opportunities.

         Telkonet's management continues to be recognized as a key resource in the MDU broadband services market, having been asked to speak at several national industry-wide conferences, including a recent presentation at the Multi-Housing World Conference. We have also received coverage in various industry publications. The May issue of Lodging Hospitality magazine includes a hotel case study illustrating how Telkonet offers a new approach to high-speed Internet access. Also, the upcoming June issue of Multifamily Executive magazine will feature an article about Telkonet's solution. The next major trade show where we will be exhibiting is the Hospitality Industry Technology Exposition and Conference (HITEC), held June 21-24 in Dallas, Texas.

         Our strategic partnership with Leviton Integrated Networks is on track. We are launching product sales training this month to train Leviton's key regional sales directors. This is the next step in the implementation to provide an Internet solution by retrofitting buildings for Internet connectivity and installing our PlugPlus systems in urban areas in New York and Chicago.

         Telkonet's expansion into the INTERNATIONAL market is progressing well. We are going through the product approval process for our PlugPlus products for use within the European Union (EU). We anticipate obtaining safety and emission approvals for product usage within the EU within the next few months, assuming we meet the strict EU requirements. In tandem with this, we have conducted a number of demonstrations of our powerline communications (PLC) technology in mainland Europe in both the hospitality and multidwelling markets. As a result, we have a number of potential resellers that we plan on signing up shortly. We also now have a full-time Telkonet support person based in the UK supporting these efforts.

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         These activities will position us to take advantage of the high-speed
Internet access market in the EU, where hotels tend to be older and smaller than in the United States. Hotels are typically constructed of stone and concrete, making retrofit cabling very difficult, and thereby, making our products an ideal solution. Hotels normally charge 15 Euros/day (approximately $19/day) for the use of high-speed Internet access, and this pricing structure is expected in remain in place for the next two years.

         In the GOVERNMENT and military markets, Telkonet has made considerable progress in educating, developing, and expanding business opportunities. With our multi-faceted Anteon Corporation partnership, we are forging ahead to jointly develop new business opportunities in the government and military marketplace. Anteon has been trained in Telkonet's powerline communications technology and is now installing Telkonet's PlugPlus systems. We have successfully completed Phase One of the Chicago Housing Authority (CHA) pilot, where our powerline networking system was tested and proven and are on schedule to move ahead to Phase Two for full deployment.

         We recently entered into a cooperative research and development agreement with the US Army Corps of Engineers to deploy our PlugPlus system to be used as an alternative security and surveillance environment across multiple Corps of Engineers locations. The Corps of Engineers will utilize their unique facilities and capabilities at the Information Technology Laboratory to conduct engineering and scientific studies related to the deployment of Telkonet's powerline communications system within Corps of Engineers' structures.

         We will continue to make significant progress in implementing our marketing strategies and appreciate your continued support.

Sincerely,

/S/ Pete Musser                              /S/ Ron Pickett
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Pete Musser, Chairman                        Ron Pickett, President